UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2003

SIMULA, INC

(Exact name of registrant as specified in its chapter)

Arizona	1-12410	86-0320129

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7822 South 46th Street,	Phoenix, Arizona	85044

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 643-7233

2625 South Plaza Drive, Suite 100,	Tempe, Arizona	85282

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
Unaudited Pro forma Condensed Consolidated Balance Sheet as of June 30, 2003 (as restated)
Unaudited Pro forma Condensed Consolidated Statement of Operation for the six months ended June 30, 2003 (as restated)
Unaudited Pro forma Condensed Consolidated Statement of Operation for the twelve months ended December 31, 2002
SIGNATURES

EXPLANATORY NOTE: On July 28, 2003, Simula, Inc. filed a current report on Form 8-K relating to the sale on July 23, 2003 of the assets of its Automotive Safety business. Amendment No. 1 to that Form 8-K contained pro forma financial information reflecting the transaction. This amendment to amendment No. 1 on form 8-K/A contains in item 7(b) below the restated pro forma financial information reflecting the transaction.

Item 7. Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial data presented below has been derived from Simula’s historical audited consolidated financial statements as of December 31, 2002 and restated unaudited consolidated financial statements as of June 30, 2003 as adjusted by management on an unaudited basis in the pro forma column to reflect operations as a result of Simula’s decision to sell its automotive safety business. The restated unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Simula considers necessary for a fair presentation of its financial position and the results of operations for these periods. Operating results for the six months ended June 30, 2003 and the year ended December 31, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003 or for any other future period.

Restatement

Subsequent to the issuance of the Company’s unaudited consolidated financial statements for the quarter ended June 30, 2003, the Company determined that certain costs of the sale of the automotive safety business and the potential merger with Armor Holdings were incorrectly capitalized as Prepaid Expenses and Other on the balance sheet. These costs include legal and other fees, related to these proposed transactions that had been incurred by the Company and should have been recorded as expense as incurred. The Prepaid Expense and Other amount in the balance sheet at June 30, 2003 has been restated to expense the capitalized amount of $593,890. Of this amount, $144,057 was expensed in the restated three month period ended March 31, 2003 and $449,833 has been expensed in the three month period ended June 30, 2003. In addition, (loss)/income per share from discontinued operations for the three month and six month periods ended June 30, 2003 have been restated to ($0.01) and $.02 per share, respectively, instead of the previously reported amounts of $0.00 and $0.01, respectively.

SIMULA, INC. AND SUBSIDIARIES
Unaudited Pro forma Condensed Consolidated Balance Sheet as of June 30, 2003

	Simula	Pro forma	Simula
	Consolidated	Automotive	Pro forma
	2003	Safety Business	2003

	(As restated)		(As restated)
	(unaudited)	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS
Cash and receivables (including costs and estimated earnings in excess of billings)	$24,632,134	$(6,893,021)	$17,739,113
Inventories and other	7,095,945	(3,599,797)	3,496,148

Total current assets	31,728,079	(10,492,818)	21,235,261
Property, Equipment and Leaseholds -Net	9,961,874	(3,708,729)	6,253,145
Intangibles, deferred financing fees and other	7,175,486	(4,022,365)	3,153,121

TOTAL	$48,865,439	$(18,223,912)	$30,641,527

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Revolving line of credit	$9,555,525	$—	$9,555,525
Trade accounts payable	7,006,508	(2,916,716)	4,089,792
Other accrued liabilities, restructuring, deferred revenue and advances on contracts	11,154,967	(3,198,451)	7,956,516
Current portion of long-term debt	61,893,644	(822)	61,892,822

Total current liabilities	89,610,644	(6,115,989)	83,494,655
Deferred revenue and lease cost	1,457,080	(3,928)	1,453,152
Long term debt – Less current portion	259,709	—	259,709

Total liabilities	91,327,433	(6,119,917)	85,207,516

SHAREHOLDERS’ DEFICIT
Preferred stock, $.05 par value– authorized 50,000,000 shares; none outstanding	—	—	—
Common stock, $.01 par value– authorized 50,000,000 shares; issued 13,017,688	130,433	(5,000)	125,433
Additional paid-in-capital	62,772,245	9,523,742	72,295,987
Accumulated deficit	(100,935,281)	(23,259,715)	(124,194,996)
Accumulated other comprehensive loss	(4,429,391)	1,636,978	(2,792,413)

Total shareholders’ deficit	(42,461,994)	(12,103,995)	(54,565,989)

TOTAL	$48,865,439	$(18,223,912)	$30,641,527

SIMULA, INC. AND SUBSIDIARIES
Unaudited Pro forma Condensed Consolidated Statement of Operation for the six months ended June 30, 2003

	Simula	Pro forma	Simula
	Consolidated	Automotive Safety	Pro forma
	2003	Business	2003

	(As restated)		(As restated)
Revenue	$50,987,123	$(18,565,287)	$32,421,836
Cost of revenue	35,240,896	(14,848,749)	20,392,147

Gross Margin	15,746,227	(3,716,538)	12,029,689
Administrative expenses and other	9,929,336	(2,060,658)	7,868,678
Research and development	2,285,446	(1,156,157)	1,129,289

Operating income	3,531,445	(499,723)	3,031,722
Interest expense	5,757,044	(73)	5,756,971
Other expense	1,000,000	—	1,000,000

(Loss) income before tax	(3,225,599)	(499,650)	(3,725,249)
Income tax expense	283,000	(265,989)	17,011
Net (loss) income before discontinued operations	(3,508,599)	(233,661)	(3,742,260)
Net (loss) income from discontinued operations	(14,328)	—	(14,328)
Net (loss) income	$(3,522,927)	$(233,661)	$(3,756,588)

Basic and diluted shares outstanding:
(Loss)income before discontinued operations	(0.27)	(0.02)	(0.29)
(Loss) income from discontinued operations	0.00	—	0.00

(Loss) income per common share: basic and diluted	$(0.27)	$(0.02)	$(0.29)

SIMULA, INC. AND SUBSIDIARIES
Unaudited Pro forma Condensed Consolidated Statement of Operation for the twelve months ended December 31, 2002

	Simula	Pro forma	Simula
	Consolidated	Automotive Safety	Pro forma
	2002	Business	2002

Revenue	$114,553,968	$(38,998,096)	$75,555,872
Cost of revenue	74,555,569	(26,387,463)	48,168,106

Gross Margin	39,998,399	(12,610,633)	27,387,766
Administrative expenses and other	19,784,538	(4,590,288)	15,194,250
Research and development	5,108,172	(3,244,201)	1,863,971

Operating income	15,105,689	(4,776,144)	10,329,545
Interest expense	10,438,307	(27,328)	10,410,979

(Loss) income before tax	4,667,382	(4,748,816)	(81,434)
Income tax expense	38,355,848	(395,715)	37,960,133
Net (loss) income before discontinued operations	(33,688,466)	(4,353,101)	(38,041,567)
Net (loss) income from discontinued operations	(347,000)	—	(347,000)
Net (loss) income	$(34,035,466)	$(4,353,101)	$(38,388,567)

Basic and diluted shares outstanding:
(Loss) income before discontinued operations	(2.61)	(0.33)	(2.94)
(Loss) income from discontinued operations	(0.03)	—	(0.03)

(Loss) income per common share: basic and diluted	$(2.64)	$(0.33)	$(2.97)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULA, INC.

Dated: November 12, 2003	/s/ John A. Jenson
Chief Financial Officer